UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): June 2, 2008

NACEL ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

WYOMING	4911	20-4315791
(State or other Jurisdiction of	(Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1128 12th Street, Suite B, Cody, Wyoming		82414

(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		307-461-4221

SEC File Number: File No. 333-142860

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Mr. Brian Lavery, age 47, has resigned as President, effective Monday June 2, 2008. He remains a director of the Company.

(b) Mr. Dan Leach, age 48, was elected President, effective Monday June 2, 2008.

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

(c) There are no family relationships between Mr. Dan Leach and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

(d) Mr. Dan Leach joined us as President/CEO and Director in June 2008. From March 2008 to June 2008 he was our Managing Director of Operations. From February 2000 to October 2006 he was Director of Operations of HTH Wind Energy Inc., a wind power development company. From November 2006 to March 2008, he was a senior consultant with Duke Energy Generation Services Wind LLC, a wind power development company and subsidiary of Duke Energy Corp. From November of 2006 to March of 2008, he was President of D B Energy Consulting Inc., a wind energy consulting company. From January of 2008 to present, he has been a co-founder of Darby Investments, LLC, a personal holding company. We have a consulting agreement with D B Energy Consulting Inc. which pays $9,000 per month currently. On June 1, 2008, this amount will increase to $18,000.

We issued Mr. Leach 250,000 shares for his agreement to become an officer and director.

(e) Dr. Nedal Deeb was elected a director effective June 2, 2008.

Dr. Nedal Deeb joined Nacel Energy in June 2008 as an independent director. From February/2002 to date, he has been a senior partner of Delenova Energy, LLC, which advises other energy companies in the US and internationally. From March/2000 to February/2002, he was a senior developer and co-owner of CME North American Merchant Energy, LLC, which developed natural gas power plant projects. From March/1999 to March/2000, he was senior manager of Cornerstone Energy Advisors, which advised power plant developers. From September/1990 to March/1999, he was Senior Energy Advisor of Sargent & Lundy, which provides technical, market and engineering design, analysis and consultation. He holds an IEEE membership. In May/1984 he received a B.Sc. in Electrical Engineering from Kuwait University. In December/1986 he received a M.Sc. in Electrical Engineering from Illinois Institute of Technology. In May/1989 he received a Ph.D. in Electrical Engineering with specialty in energy market operation and control from Illinois Institute of Technology.

(2) None.

(3) None.

(4) We issued Mr. Dan Leach 250,000 shares for his agreement to become an officer and director.

We agreed to the following compensation for Dr. Nedal Deeb’s agreement to become a director:
.
•
A nonrefundable retainer, in advance, of $15,000 per year during the term of this agreement. The retainer shall increase by $2,500 for each completed year of service from the Effective Date (“Service Year”), subject to a maximum of $25,000 per year.

•
An annual grant of 12,000 unrestricted Nacel Energy shares of common stock, par value $.001 per share, payable quarterly in advance, shall be made to the Director. The grant shall increase by 2,000 unrestricted shares per year, to a maximum of 20,000 unrestricted shares per year.

(e) See d. above.

Exhibits

Exhibit 10 Consulting agreement with D B Energy Consulting Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NACEL ENERGY CORPORATION

By:	/s/ Dan Leach
Dan Leach
Date: June 2, 2008